                                                                   Exhibit 10.55


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                             EMPLOYMENT AGREEMENT

                                    BETWEEN

                                RADIO ONE, INC.

                                      AND

                               SCOTT R. ROYSTER

                     Dated effective as of January 1, 1999


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

                             EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated effective as of January 1, 1999, is made by and between Radio One, Inc., a Delaware corporation (the "Company"), and Scott R. Royster (the "Executive").

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and Executive hereby agree as follows:


     1.   Definitions.
          -----------

          "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under common control with, the Company.

          "Annual Base Salary" shall mean the annual base salary as described in
Section 5.1 hereof.

          "Annual Incentive" shall have the meaning set forth in Section 5.2 hereof.

          "Award" shall have the meaning set forth in Section 5.10 hereof.

          "Award Date" shall have the meaning set forth in Section 5.10 hereof.

          "Award Shares" shall have the meaning set forth in Section 5.10 hereof.

          "Award Stock" shall mean (i) the Award Shares and (ii) all shares of Common Stock issued with respect to the Award Shares by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.

          "Board" shall mean the board of directors of the Company.

          "Cause" shall mean (i) the commission by Executive of a felony, fraud, embezzlement or an act of serious, criminal moral turpitude which, in case of any of the foregoing, in the good faith judgment of the Board, is likely to cause material harm to the business of the Company and the Company Affiliates, taken as a whole, provided that in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by clear and convincing evidence, (ii) the commission of an act by Executive constituting material financial dishonesty against the Company or any Company Affiliate, provided that in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by a preponderance of the evidence, (iii) the repeated refusal by Executive to use his reasonable and diligent efforts to follow the lawful and reasonable directives
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(in light of the terms of this Agreement) of the Board with respect to a matter or matters within the control of Executive, or (iv) Executive's willful gross neglect in carrying out his material duties and responsibilities under this Agreement, provided, that, unless the Board reasonably determines that a breach described in clause (iii) or (iv) is not curable, Executive will, subject to the following proviso, be given written notice of such breach and will be given an opportunity to cure such breach to the reasonable satisfaction of the Board within thirty (30) days of receipt of such written notice (subject to the Executive's right to seek arbitration of the cure of such breach as provided in
Section 11 of this Agreement), and, provided further, that Executive will only be entitled to cure two such defaults during the Term of Employment.

          "Change of Control" shall be deemed to have occurred in the event of a transaction or series of related transactions pursuant to which any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of Persons, other than Catherine L. Hughes and Alfred
C. Liggins, III, (a) acquire, whether by merger, consolidation or transfer or issuance of capital stock, capital stock of the Company (or any surviving or resulting company) possessing the voting power to elect a majority of the Board of the Company (or such surviving or resulting company) or (b) acquire all or substantially all of the Company's assets determined on a consolidated basis.

          "Commencement Date" shall have the meaning set forth in Section 3 hereof.

          "Common Stock" shall mean all classes of the Company's Common Stock and any capital stock of the Company distributed after the date of this Agreement with respect to shares of Common Stock by way of dividend, distribution, stock split, exchange, conversion, merger, consolidation, reorganization or other recapitalization.

          "Company Affiliate" shall mean any Subsidiary of the Company.

          "Confidential Information" shall have the meaning set forth in Section 7 hereof.

          "Date of Termination" shall mean the earlier of (a) the date of termination, if any, specified in the Notice of Termination (which date shall not be earlier than the date of receipt of such Notice of Termination) or (b) the date on which Executive's employment under this Agreement actually terminates.

          "Disability" shall mean Executive's inability to render the services required under this Agreement by reason of a physical or mental disability for ninety (90) days, which need not be consecutive, during any twelve (12) consecutive month period, and the effective date of such Disability shall be the day next following such ninetieth (90/th/) day. A determination of Disability will be made by a physician satisfactory to both Executive and the Company; provided that if Executive and the Company cannot agree as to a physician, then each will select a physician and such physicians shall together select a third physician, whose determination as to Disability shall be completed within ten
(10) days of the date on which the disagreement between Executive and the Company arose and the decision of such third physician will be final and binding on Executive and

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

the Company. Executive and the Company shall have the right to present to such physician such information and arguments as each deems appropriate, including the opinion of other physicians.

          "Equity Financing" shall have the meaning set forth in Section 5.3 hereof.

          "Equity Financing Bonus" shall have the meaning set forth in Section
5.3 hereof.

          "Exercise Dates" shall have the meaning set forth in Section 5.11(b) hereof.

          "Fair Market Value" per share on any given date means the average for the preceding ten (10) trading days of the closing prices of the sales of the Common Stock on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such stock is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such stock is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Common Stock is not listed or quoted, the Fair Market Value per share shall be determined by the Board or a committee of the Board based on such factors as the members thereof in the exercise of their business judgment reasonably consider relevant.

          "Good Reason" shall be deemed to exist if, without the express written consent of Executive, (a) Executive's rate of Annual Base Salary (as provided in
Section 5.1 of this Agreement), including any increases, is reduced, (b) Executive suffers a substantial reduction in his title, duties or responsibilities, (c) the Company's headquarters shall be located outside the geographic area described in Section 5.9 hereof, (d) the Company fails to pay Executive's Annual Base Salary when due or to pay any other material amount due to Executive hereunder within five (5) days of written notice from Executive,
(e) the Company materially breaches this Agreement (other than a breach described in the preceding clause (d)) and fails to correct such breach within thirty (30) days after receiving the Executive's demand that it remedy the breach, or (f) the Company fails to obtain a satisfactory written agreement from any successor to assume and agree to perform this Agreement, which successor the Executive reasonably concludes is capable of performing the Company's financial obligations under this Agreement.

          "Noncompete Period" shall have the meaning set forth in Section 9(a) hereof.

          "Notice of Termination" shall have the meaning set forth in Section
6.5 hereof.

          "Option" shall have the meaning set forth in Section 5.11 hereof.

          "Option Agreement" shall have the meaning set forth in Section 5.11 hereof.
          "Option Shares" shall have the meaning set forth in Section 5.11 hereof.

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

          "Person" shall mean any natural or legal person including any individual, partnership, joint venture, corporation, association, joint stock company, limited liability company, trust, unincorporated organization or government or any department or agency or political subdivision thereof.

          "Section 6.1 Severance Period" shall have the meaning set forth in
Section 6.1(a)(i) hereof.

          "Section 6.2 Severance Period" shall have the meaning set forth in
Section 6.2(a)(i) hereof.

          "Subsidiary" shall mean, with respect to any Person, a corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by such Person, directly or through one of more Subsidiaries.

          "Term of Employment" shall have the meaning set forth in Section 3 hereof.

          "Transfer" shall mean a sale, transfer, assignment, pledge, hypothecation, mortgage or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any interest in any shares of Award Stock.

          "Withholding Amount" shall have the meaning set forth in Section 5.10(b) hereof.

          "Work Product" shall have the meaning set forth in Section 8 hereof.

     2.   Employment.  During the Term of Employment, subject to the terms and
          ----------
provisions set forth in this Agreement, the Company shall continue to employ Executive as the Chief Financial Officer and Executive Vice President of the Company, and Executive hereby accepts such employment.

     3.   Term of Employment.  The term of employment under this Agreement shall
          ------------------
commence as of the date hereof (the "Commencement Date") and, unless earlier terminated by the Company or Executive under Section 6 of this Agreement, shall continue for a period of three years (the "Term of Employment").

     4.   Positions, Responsibilities and Duties.
          --------------------------------------

          4.1  Duties.  During the Term of Employment, Executive, as Chief
               ------
Financial Officer and Executive Vice President of the Company, shall be responsible, subject to the direction of the Board, for the financial affairs and operations of the Company and for such other duties and functions of a senior executive nature, commensurate with his title, responsibility and remuneration as may be directed from time to time by the Board. Executive shall report solely to the Chief Executive Officer and President.

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          4.2  Attention to Duties and Responsibilities.  During the Term of
               ----------------------------------------
Employment, Executive shall devote substantially all of his business time to the business and affairs of the Company and shall use his best efforts, ability and fidelity to perform faithfully and efficiently his duties and responsibilities.

     5.   Compensation and Other Awards.
          -----------------------------

          5.1  Annual Base Salary.  During the Term of Employment, as
               ------------------
compensation for the services to be provided by Executive under this Agreement, the Company shall pay Executive an annual base salary of Two Hundred Thousand Dollars ($200,000), which shall be increased (but not decreased) at the commencement of each calendar year by an amount which shall be no less than five percent (5%) of such annual base salary in effect immediately prior to such increase, or such greater amount as the Board in its sole discretion shall decide. Such annual base salary shall be payable to Executive in equal installments at least twice per month in accordance with the Company's regular payroll practice.

          5.2  Annual Incentive Compensation. The Board may, in its sole
               -----------------------------
discretion, award an annual incentive cash payment (the "Annual Incentive") to Executive during each or any year occurring during the Term of Employment based upon Executive's performance and the Company's operating results during any such year. The Annual Incentive, if any, shall be due and payable by the Company on or before February 28 of the year immediately following the year for which such Annual Incentive is awarded.

          5.3  Equity Financing Bonus. Upon completion of the first equity
               ----------------------
financing by the Company following the Commencement Date in which the Company receives at least Fifty Million Dollars ($50,000,000) in gross proceeds (the "Equity Financing"), the Company shall pay to Executive a one-time cash bonus of Sixty Thousand Dollars ($60,000) so long as Executive is employed by the Company at the time of the completion of such Equity Financing (the "Equity Financing Bonus"). The Equity Financing Bonus shall be due and payable by the Company within thirty (30) days after the completion of such Equity Financing.

          5.4  Retirement and Savings Plans.  During the Term of Employment and
               ----------------------------
to the extent eligible, Executive shall participate in all pension, retirement, savings and other employee benefit plans and programs, if any, generally applicable to executives of the Company.

          5.5  Welfare Benefit Plans and Perquisites.  During the Term of
               -------------------------------------
Employment and to the extent eligible, Executive, Executive's spouse, if any, and Executive's eligible dependents, if any, shall participate in and be covered by all welfare benefit plans and programs, if any, and shall be entitled to receive such perquisites and fringe benefits, if any, generally applicable to executives of the Company.

          5.6  Expense Reimbursement.  During the Term of Employment, Executive
               ---------------------
shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in performing his duties and responsibilities hereunder in accordance with the policies and procedures

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

of the Company as in effect at the time the expense was incurred, as the same may be changed prospectively from time to time.

          5.7  Vacation Benefits.  During the Term of Employment, Executive
               -----------------
shall be entitled to three (3) weeks paid vacation annually at such times which do not materially interfere with the operations of the Company. Any vacation not used by Executive during any calendar year during the Term of Employment shall accumulate to the extent permitted by and in accordance with the Company policy then in effect.

          5.8  Vehicle Allowance.  During the Term of Employment, Executive
               -----------------
shall be entitled to use of an automobile leased by the Company at a cost to the Company, including the cost of any and all applicable insurance therefore, not to exceed One Thousand Dollars ($1,000.00) per month. Upon expiration of the Company's lease, Executive shall have the right to purchase such vehicle in accordance with the terms of the Company's lease agreement for such vehicle.

          5.9  Geographic Location.  Executive's services hereunder shall be
               -------------------
rendered primarily in (a) the Washington, D.C. metropolitan area, or (b) such other location mutually agreed to by the Company and Executive.

          5.10 Restricted Stock Award.   The Company has awarded to Executive
               ----------------------
(the "Award") One and Five Hundred and Three One Thousandths (1.503) shares of the Company's Class C Non-Voting Common Stock, par value $.01 per share (the "Award Shares"). The Award was effective as of January 25, 1999 (the "Award Date") and shall be subject to terms and conditions of this Section 5.10.

               (a) The Company and Executive agree that as of the Award Date, the value of the Award Stock was Two Hundred Twenty-Five Thousand Dollars ($225,000). The Company and Executive shall use reasonable efforts to take accounting and tax positions consistent with such valuation. Executive has made an election, in the form attached hereto as Exhibit A, to have the Award Shares taxed under the provisions of (S)83(b) of the Internal Revenue Code.

               (b) Executive shall be responsible for the payment of any withholding tax requirement arising from the Award. The amount of withholding tax required with respect to the Award (the "Withholding Amount") shall be determined by the Treasurer or other appropriate officer of the Company, and Executive shall furnish such information and make such representations as such officer requires to make such determination. The Company shall notify Executive of the Withholding Amount and Executive shall pay such Withholding Amount to the Company, either in cash, by certified cashier's check, or by delivery to the Company of a full recourse promissory note of the Executive in form and substance acceptable to the Company. The Company shall remit the Withholding Amount to the appropriate taxing authority or authorities.

               (c) The Award Stock shall incrementally vest during the Term of Employment pursuant to the following schedule: Twenty-five percent (25%) of the Award Shares vested on January 25, 1999, and the remaining Award Shares shall vest in equal portions on the last

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

day of each calendar month beginning February 28, 1999, through and including December 31, 2001.

               (d) Upon a Change of Control, all of Executive's unvested Award Stock shall immediately become fully vested.

               (e) During the Term of Employment, and so long as the Company has never had a class of equity security (other than a class of equity security that is preferred as to the payment of dividends or upon liquidation of the Company) registered under the Securities Act of 1933, as amended, Executive may not Transfer any Award Stock, except that Executive may (i) pledge shares of Award Stock to the Company, or (ii) if the Company so agrees, sell vested Award Stock to the Company for its then-current Fair Market Value in accordance with the provisions of Section 5.12(a) hereof. Any Transfer or attempted Transfer of any Award Stock in violation of this Section 5.10(e) shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Award Stock as the owner of such securities for any purpose.

               (f) Upon termination of Executive's employment hereunder, and so long as the Company has never had a class of equity security (other than a class of equity security that is preferred as to the payment of dividends or upon liquidation of the Company) registered under the Securities Act of 1933, as amended, the Company may, at its sole option and in accordance with the provisions of Section 5.12(b) hereof, elect to purchase from Executive all but not less than all of the vested Award Stock held by Executive for its then-current Fair Market Value.

               (g) Upon termination of Executive's employment hereunder, the Company may repurchase from Executive any unvested Award Stock for the value of such unvested Award Stock as set forth in the election under (S)83(b) of the Internal Revenue Code referred to in Section 5.10(a) hereof.

               (h) Executive hereby acknowledges that the Award Stock has not been registered under the Securities Act of 1933, as amended, and accordingly, such Award Stock may be subject to certain transfer restrictions (in addition to the transfer restrictions on Award Stock set forth in Section 5.10(e) hereof). The certificate(s) representing such Award Stock will bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND THE SIGNATORY THERETO DATED AS OF JANUARY 1, 1999.

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

     A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

               (i) Executive (i) agrees, if requested by the Company and the managing underwriter(s) for the Company's initial public offering, not to sell or otherwise transfer or dispose of any Award Stock or Option Shares held by him for up to 180 days following the effective date of a registration statement relating to such offering; and (ii) acknowledges that the Company may impose stop transfer restrictions on any such Award Stock or Option Shares held by Executive as a means of enforcing the provisions hereof regardless of whether Executive executes a "lock-up" agreement reflecting the terms hereof; provided,
                                                                      --------
however, that the foregoing provisions of this Section 5.10(i) shall only be
-------
applicable to the extent that, with respect to such registration, (i) the executive officers of the Company, (ii) all directors of the Company and (iii) all holders of greater than 2% of the capital stock of the Company on a fully-diluted basis enter into similar "lock-up" agreements of equal duration to that imposed on Executive.

          5.11 Stock Options.  The Company shall grant to Executive options (the
               -------------
"Options") to purchase Eighteen Thousand Six-Hundred Forty-Six (18,646) Shares (subject to adjustment as provided in Section 3) (the "Option Shares") of the Company's Class A Common Stock, par value $.001 per share, pursuant to an Agreement Evidencing Grant of Stock Option of even date herewith (the "Option Agreement"), a copy of which is attached hereto as Exhibit B. Except as set forth in this Section 5.11, all terms and conditions of such option (and of such Class A Common Stock to be issued upon the exercise of such option) shall be set forth in the Option Agreement.

               (a) The price payable by Executive for each Option Share shall be as set forth in Section 2 of the Option Agreement.

               (b) The Option to purchase Option Shares shall first become exercisable in equal increments on and after thirty-two (32) dates ("Exercise Dates") during the Term of Employment. The first such Exercise Date shall be on May 31, 1999, and each subsequent Exercise Date shall be on the last day of each calendar month thereafter, through and including December 31, 2001.

               (c) Upon a Change of Control, all of Executive's Options shall become fully and immediately exercisable.

               (d) Upon termination of Executive's employment hereunder, any then unexercisable Option shall expire and be immediately forfeited. Executive's right to exercise any exercisable Option following termination of his employment shall also expire and be forfeited to the extent that such Options are not exercised on or before the ninetieth (90/th/) day following such termination.

               (e) All unexercised Options to acquire Option Shares shall expire on the tenth anniversary of their respective dates of grant.

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

               (f) During the Term of Employment, and so long as the Company has never had a class of equity security (other than a class of equity security that is preferred as to the payment of dividends or upon liquidation of the Company) registered under the Securities Act of 1933, as amended, Executive may not Transfer any Options, whether or not exercised, or Option Shares except that Executive may (i) pledge Option Shares to the Company, (ii) deliver Option Shares to the Company or direct the Company to withhold Option Shares otherwise issuable upon exercise of the Option in satisfaction of withholding tax requirements as described in Section 6(b) of the Option Agreement, or (iii) if the Company so agrees, sell Option Shares to the Company for the then-current Fair Market Value of such Option Shares in accordance with the provisions of
Section 5.12(a) hereof. Any Transfer or attempted Transfer of any Option Shares in violation of this Section 5.11(f) shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Option Shares as the owner of such securities for any purpose.

               (g) Upon termination of Executive's employment hereunder, and so long as the Company has never had a class of equity security (other than a class of equity security that is preferred as to the payment of dividends or upon liquidation of the Company) registered under the Securities Act of 1933, as amended, the Company may, at its sole option and in accordance with the provisions of Section 5.12(b) hereof, elect to purchase from Executive all but not less than all of the Option Shares held by Executive, or thereafter acquired by Executive in accordance with Section 5.11(d) hereof, for the then-current Fair Market Value of such Option Shares.

               (h) Executive hereby acknowledges that until such time as the Option Shares have been registered under the Securities Act of 1933, as amended, (which registration the Company will file promptly after its Common Stock first becomes so registered) such Option Shares shall be subject to certain transfer restrictions (in addition to the transfer restrictions on the Option Shares forth in Section 5.11(f) hereof) and will bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

The certificate(s) representing the Option Shares will also bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EMPLOYMENT AGREEMENT AND AN AGREEMENT EVIDENCING GRANT OF A STOCK OPTION, BOTH BETWEEN THE COMPANY AND THE SIGNATORY THERETO AND DATED AS OF JANUARY 1, 1999. A COPY OF

     SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

          5.12 Purchase/Repurchase by Company of Award Stock/Options Shares
               ------------------------------------------------------------

          (a)  During Term of Employment.  At any time during the Term of
               -------------------------
Employment, Executive may submit a written proposal to the Company offering to sell to the Company some or all of the vested Award Stock and/or Option Shares held by Executive at the time of such offer. The Company may, at its sole option, elect to purchase some or all of such vested Award Stock and/or Option Shares for its then-current Fair Market Value. If the Company does not elect to purchase some or all of such vested Award Stock and/or Option Shares, and so long as the Company has never had a class of equity security (other than a class of equity security that is preferred as to the payment of dividends or upon liquidation of the Company) registered under the Securities Act of 1933, as amended, the Company may, in it sole and absolute discretion, elect to waive the transfer restrictions imposed by Section 5.10(e) and Section 5.11(f ) to permit the Transfer of such vested Award Stock and/or Option Shares to a third party.

          (b)  Upon Termination of Executive's Employment.  In accordance with
               ------------------------------------------
Section 5.10(f) and Section 5.11(g), upon termination of the Executive's employment under this Agreement, and so long as the Company has never had a class of equity security (other than a class of equity security that is preferred as to the payment of dividends or upon liquidation of the Company) registered under the Securities Act of 1933, as amended, the Company shall have the right, but not the obligation, to purchase from Executive all or any portion of the vested Award Stock and Option Shares held by Executive upon such termination (and any Option Shares thereafter acquired by Executive in accordance with Section 5.11(d) hereof) (the "Call Stock") for the Fair Market Value of such Call Stock. The Company shall exercise the right to purchase such Call Stock by written notice to the Executive within sixty (60) days of such termination (the "Call Period"). Within thirty (30) days of such exercise, the Company shall pay to Executive the purchase price for such Call Stock and the Executive shall surrender such Call Stock to the Company. If the Company does not provide notice of its intent to purchase the Call Stock during the Call Period, upon expiration of such Call Period, the transfer restrictions of this
Section 5.12(b) shall expire.

     6.   Termination.  Executive's employment hereunder may be terminated under
          -----------
the following circumstances:

          6.1  Termination Upon Expiration of Term of Employment or by Executive
               -----------------------------------------------------------------
Upon Change of Control.
----------------------

               (a) In the event of a termination by the Company of Executive's employment under this Agreement upon expiration of the Term of Employment in accordance with Section 3 hereof (except as provided in Section 6.2 hereof) or pursuant to Section 6.1(b) hereof, the Term of Employment shall end and, notwithstanding Section 5 hereof, Executive shall only be entitled to:

                         (i) the continuation of the Annual Base Salary at the rate then in effect (as provided in Section 5.1 of this Agreement) on the Date of Termination for a period of six (6) months commencing on such Date of Termination (the "Section 6.1 Severance Period").

                         (ii) any Annual Base Salary accrued to the Date of Termination and any Annual Incentive relating to a prior year actually awarded or, relating to any year, objectively determinable, but not yet paid as of the Date of Termination;

                         (iii) reimbursement for all expenses (under Sections
     5.6 and 5.8 of this Agreement) incurred as of the Date of Termination, but not yet paid as of the Date of Termination;

                         (iv) to the extent applicable, and as so permitted by applicable law, the continuation of Executive's welfare benefits (as described in Section 5.5 of this Agreement) at the level in effect on the Date of Termination during the Section 6.1 Severance Period or beyond as the law requires, and any other compensation and benefits as may be provided in accordance with the terms and provisions of applicable plans and programs, if any, generally applicable executives of the Company or specifically applicable to Executive;

                         (v) such rights as Executive may have under any other written agreement between the Company and the Executive which is then currently in effect.

               (b) The amounts owed under Section 6.1(a)(i) shall be payable in equal bi-weekly installments from the Date of Termination through the expiration of the Section 6.1 Severance Period. The amounts owed under Section 6.1(a)(ii) shall be paid within fifteen (15) days of the Date of Termination, and the amounts owed under Section 6.1(a)(iii), unless otherwise expressly specified herein, shall be paid in accordance with the policies and procedures of the Company in effect at the time the applicable expenses were incurred. Any amounts owed under Section 6.1(a)(iv) shall be payable in accordance with the terms of the applicable plans and programs.

               (c) At any time during the six (6) month period immediately following a Change of Control, the Executive may, in his sole discretion and upon thirty (30) days' prior written notice to the Board, terminate his employment under this Agreement and receive the benefits provided under Section 6.1(a) hereof.

     6.2  Termination by the Company Without Cause or Upon Change of Control or
          ---------------------------------------------------------------------
by Executive for Good Reason.
-----------------------------

                    (a) In the event that the Company terminates Executive's employment without Cause, or in accordance with Section 3 hereof at any time during the six month period immediately following a Change of Control, or if the Executive terminates his employment for Good Reason, Executive shall only be entitled to:

                    (i) the continuation of the Annual Base Salary at the rate then in effect (as provided in Section 5.1 of this Agreement) on the Date of Termination for a period of twelve (12) months commencing on such Date of Termination (the "Section 6.2 Severance Period").

                    (ii) any Annual Base Salary accrued to the Date of Termination and any Annual Incentive relating to a prior year actually awarded or, relating to any year, objectively determinable, but not yet paid as of the Date of Termination;

                    (iii) reimbursement for all expenses (under Sections 5.6 and 5.8 of this Agreement) incurred as of the Date of Termination, but not yet paid as of the Date of Termination;

                    (iv) to the extent applicable, and as so permitted by applicable law, the continuation of Executive's welfare benefits (as described in Section 5.5 of this Agreement) at the level in effect on the Date of Termination during the Section 6.2 Severance Period or beyond as the law requires, and any other compensation and benefits as may be provided in accordance with the terms and provisions of applicable plans and programs, if any, generally applicable executives of the Company or specifically applicable to Executive;

                    (v) such rights as Executive may have under any other written agreement between the Company and the Executive which is currently in effect.

          (b) The amounts owed under Section 6.2(a)(i) shall be payable in equal bi-weekly installments from the Date of Termination through the expiration of the Section 6.2 Severance Period. The amounts owed under Section 6.2(a)(ii) shall be paid within fifteen (15) days of the Date of Termination, and the amounts owed under Section 6.2(a)(iii), unless otherwise expressly specified herein, shall be paid in accordance with the policies and procedures of the Company in effect at the time the applicable expenses were incurred. Any amounts owed under Section 6.2(a)(iv) shall be payable in accordance with the terms of the applicable plans and programs.

          (c) Upon thirty (30) days' prior written notice to the Board, Executive may terminate his employment under this Agreement for Good Reason and such notification shall specify the act, or acts, on the basis of which Executive has found Good Reason. The Board shall then be provided the opportunity, within thirty (30) days of its receipt of such notification, to meet with Executive to discuss such act or acts. If Executive does not rescind his termination of employment at such meeting, Executive's employment by the Company shall be terminated for Good Reason pursuant to this Section 6.2, subject to the Company's right to seek arbitration of the existence of Good Reason as provided in Section 11 of this Agreement, and the Executive shall receive the benefits provided under Section 6.2(a) hereof. The Company agrees that the Executive's continuation of his employment during the initial six-month period following the occurrence of a Good Reason shall not constitute a waiver of his rights to resign for Good Reason, which shall be preserved during such period.

          6.3  Termination Due to Death or Disability, by the Company for Cause
               ----------------------------------------------------------------
or by Executive without Good Reason.
-----------------------------------

               (a) In the event of Executive's death, or a termination of Executive's employment under this Agreement by either the Company or Executive due to Disability, or the termination by the Company of Executive's employment under this Agreement for Cause, or if Executive terminates his employment with the Company without Good Reason, the Term of Employment shall end and, notwithstanding Section 5 hereof, Executive, his estate or other legal representative, as the case may be, shall only be entitled to:

                    (i) any Annual Base Salary accrued to the Date of Termination and any Annual Incentive relating to a prior year actually awarded or, relating to any year, objectively determinable, but not yet paid as of the Date of Termination;

                    (ii) reimbursement for all expenses (under Sections 5.6 and 5.8 of this Agreement) incurred as of the Date of Termination, but not yet paid as of the Date of Termination;

                    (iii) any other compensation and benefits as may be provided in accordance with the terms and provisions of applicable plans and programs, if any, generally applicable to executives of the Company or specifically applicable to Executive;

                    (iv) such rights as Executive may have under any other written agreement between the Company and the Executive which is currently in effect.

               (b) The amounts owed under Section 6.3(a)(i) shall be paid within fifteen (15) days of the Date of Termination, and the amounts owed under section 6.3(a)(ii), unless otherwise expressly specified herein, shall be paid in accordance with the policies and procedures of the Company in effect at the time the applicable expenses were incurred. Any amounts owed under section 6.3(a)(iii) shall be payable in accordance with the terms of the applicable plans and programs.

               (c) The Company may terminate the Executive for Cause. In each case, the existence of Cause must be confirmed by the Board prior to any termination therefor. In the event of such a confirmation, the Company shall notify Executive that the Company intends to terminate Executive's employment for Cause under this Section 6.3. Such notification shall specify the act, or acts, on the basis of which the Board has so confirmed the existence of Cause.

          6.4  No Mitigation; No Offset.  In the event of any termination of
               ------------------------
employment, Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain. Any amounts due under this Section 6 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

          6.5  Notice of Termination.  Any termination of Executive's employment
               ---------------------
under Section 3 or this Section 6 shall be communicated by a notice of termination (the "Notice of Termination") to the other party hereto given in accordance with Section 13.3 of this Agreement. Such notice shall (a) indicate the specific termination provision in this Agreement relied upon, (b) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (c) if the termination date is other than the date of receipt of such notice, specify the date on which Executive's employment is to be terminated (which date shall not be earlier than the date on which such notice is actually received).

     7.   Confidential Information.  Executive acknowledges that the
          ------------------------
confidential or proprietary information obtained by him while employed by the Company concerning the business or affairs of the Company or any Affiliate of the Company ("Confidential Information") is the property of the Company or such Affiliate, as the case may be. For purposes of this Agreement, the term "Confidential Information" does not include information that Executive can demonstrate (a) was in Executive's possession prior to first being employed by the Company, provided that such information is not known by Executive to be subject to another confidentiality agreement with, or other obligation of secrecy to, the Company or another party, (b) is generally available to the public and became generally available to the public other than as a result of a disclosure in violation of this Agreement, (c) became available to Executive on a non-confidential basis from a third party, provided that such third party is not known by Executive to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Company or another party or is otherwise prohibited from providing such information to Executive by a contractual, legal or fiduciary obligation or (d) Executive is required to disclose pursuant to applicable law or regulation (as to which information, Executive will provide the Company with prior notice of such requirement and, if practicable, an opportunity to obtain an appropriate protective order). Executive agrees that he will not during the Term of Employment and for the two-year period following the Term of Employment, willfully disclose Confidential Information to any Person (other than employees of the Company or any Subsidiary thereof or any other Person expressly authorized by the Board to receive Confidential Information or otherwise as required in the course of his duties during the Term of Employment) or use for his own account any Confidential Information without the prior written consent of the Board. Executive shall deliver to the Company at the termination of the Term of Employment, or at any other time the Board may request in writing, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) containing Confidential Information or Work Product which he may then possess or have under his control. The Company shall, upon Executive's request, provide to Executive a copy of such documents as may be reasonably necessary for Executive to exercise his rights under Section 11 hereof, or to defend himself in any third party or shareholder disputes, and which shall otherwise remain subject to the provisions of this Section 7.

     8.   Work Product. Executive agrees that all inventions, innovations,
          ------------
improvements, developments, methods, designs, analyses, reports and all similar or related information which relate to the Company's or its Subsidiaries' actual business, research and development or existing products or services and which are conceived, developed or made by Executive while employed with the Company ("Work Product") belong to the Company or such Subsidiary, provided that Executive shall have a perpetual, non-exclusive, royalty-free license (without the right to sub-license) to use any business modeling programs he creates so long as such use would not violate the provisions of Section 9 hereof. Upon the written request of the Board, Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Term of Employment) to establish and confirm such ownership.

     9.   Noncompete, Non-Solicitation.
          ----------------------------

               (a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the trade secrets and other confidential information of the Company and the Subsidiaries of the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Term of Employment and for an additional period (the "Noncompete Period") equal to (i) in the event that Executive's employment is terminated pursuant to Section 6.1 hereof, for a period of six (6) months thereafter or (ii) in the event that Executive's employment terminated pursuant to Section 6.3 hereof, for a period of one (1) year thereafter, he shall not directly or indirectly own, manage, control, participate in, consult with, or render services for any "Competing Business" (as defined below) in any "Competing Market" (as defined below). For purposes of this section, a "Competing Business" is one in which the predominant activities of the business are classified under the same principal Standard Industrial Classification category (using the categories as in effect on April 1, 1999) as any of the "Material Lines" (as defined below) of the Company and the Company Affiliates. A division or subsidiary of a diversified business will be treated as a Competing Business only if (i) the diversified business falls within the preceding sentence and (ii) either (I) Executive directly provides services to that division or subsidiary as his primary employment within the diversified business or (II) that division or subsidiary would be a Material Line on a consolidated basis as defined below for the potentially competing diversified business. A "Competing Market" is a geographic market (as defined by The Arbitron Company) in which the Company or any Company Affiliate has, on or before the Date of Termination, with respect to one or more Material Lines, (i) commenced material operations or (ii) determined before such date to commence such material operations and committed substantial resources to either determining the feasibility of such commencement or actually commencing such operations. A geographic market in which the Company or any Company Affiliate operates a Material Line will only be treated as a Competing Market for the Material Line in that market, and not for other Material Lines or other operations of the Company and its Company Affiliates. A "Material Line" is a division, subsidiary, or business line from which the Company and its Company Affiliates derived at least 25% of audited consolidated gross revenues for the Company's fiscal year ended before the Date of Termination. The Company agrees that entities primarily engaged in conducting business or providing services or goods through the Internet (whether wireline or wireless) including the Internet transmission of music, are expressly excluded from the intended scope of this provision and thus not Competing Businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 4.9% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

               (b) During the Noncompete Period, Executive shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or any Subsidiary of the Company to leave the employ of such Person, (ii) hire any individual who was an executive of the Company or its Subsidiaries, a station or regional manager of the Company or its Subsidiaries or a radio personality employed by the Company or its Subsidiaries at any time during the Term of Employment (other than individuals who have not been employed by the Company or a Subsidiary of the Company for a period of at least six months prior to employment by Executive directly or indirectly through another Person), or (iii) induce or attempt to induce any customer, supplier, licensee or other Person having a business relationship with the Company or any Subsidiary of the Company to cease doing business with the Company or such Subsidiary of the Company, or interfere materially with the relationship between any such customer, supplier, licensee or other Person having a business relationship with the Company or any Subsidiary of the Company.

               (c) If, at the time of enforcement of this Section 9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

     10.  Non-Exclusivity of Rights. Nothing in this Agreement shall limit or
          -------------------------
otherwise prejudice such rights as Executive may have under any future agreements with the Company.

     11.  Resolution of Disputes. Any disputes arising under or in connection
          ----------------------
with this Agreement shall be resolved by arbitration, to be held in Baltimore, Maryland, in accordance with the Commercial Arbitration Rules and procedures of the American Arbitration Association. Such arbitration shall be before a single arbitrator who shall be a retired federal or Maryland State judge acceptable to the Company and Executive. In the event that Executive and the Company cannot agree upon an arbitrator within thirty (30) days of a notice demanding such agreement from one to the other, the arbitrator shall be chosen by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The decision of the arbitrator shall be final, conclusive and binding upon the Company and Executive. All costs, fees and expenses, including attorney fees, of any arbitration in connection with this Agreement, which results in any final decision of the arbitrator requiring the Company to make a payment to Executive beyond what was offered to

Executive by the Company, shall be borne by, and be the obligation of, the Company. In no event shall Executive be required to reimburse the Company for any of the costs and expenses incurred by the Company relating to any arbitration. If Executive has had an opportunity to be heard by the Board and the Board has made a good faith determination to terminate Executive hereunder, the Company may suspend payments to Executive of his Annual Base Salary; provided that in the event that an arbitrator finds in favor of Executive, the Company shall pay such suspended Annual Base Salary payments to Executive, together with interest thereon at the greater of 8% or prime plus 3% per annum from the date such payments were due to the date actually paid. The obligation of the Company and Executive under this Section 11 shall survive the termination for any reason of the Term of Employment (whether such termination is by the Company, by Executive, or upon the expiration of the Term of Employment).

     12.  Successors.
          ----------

          12.1 Executive. This Agreement is personal to Executive and, without
               ---------
the prior express written consent of the Company, shall not be assignable by Executive, except that Executive's rights to receive any compensation or benefits under this Agreement may be transferred or assigned pursuant to testamentary disposition, intestate succession or pursuant to a qualified domestic relations order. This Agreement shall inure to the benefit of and be enforceable by Executive's heirs, beneficiaries and/or legal representatives.

          12.2 The Company. This Agreement shall inure to the benefit of and be
               -----------
binding upon the Company and its successors and assigns, provided that the Company may only transfer or assign this Agreement with the Executive's prior written consent.

     13.  Miscellaneous.
          -------------

          13.1 Applicable Law. The corporate law of the State of Delaware will
               --------------
govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland.

          13.2 Amendments/Waiver. This Agreement may not be amended or modified
               -----------------
other than by a written agreement executed by the parties hereto or their respective successors and legal representatives. No waiver by any party to this Agreement of any breach of any term, provision or condition of this Agreement by the other party shall be deemed a waiver of a similar or dissimilar term, provision or condition at the same time, or any prior or subsequent time.

          13.3 Notices. All notices, waivers and other communications hereunder
               -------
shall be in writing and shall be given by hand-delivery to the other party, by facsimile (with appropriate confirmation of transmission), by reputable overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed delivered when actually delivered by hand, upon receipt of confirmation of facsimile transmission, three days after mailing, or one day after dispatch by overnight courier, addressed as follows:

          If to Executive:

               Mr. Scott R. Royster
               1519 Kingman Place, N.W.
               Washington, D.C. 20005

          If to the Company:

               Radio One, Inc.
               5900 Princess Garden Parkway, 7/th/ Floor
               Lanham, MD 20706
               Attention: Alfred C. Liggins, III
               Facsimile: 301-306-9694

or to such other address as either party shall have furnished to the other in writing in accordance herewith.

          13.4 Withholding. Notwithstanding anything else to the contrary
               -----------
herein, the Company may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation. Where amounts are payable to Executive pursuant to this Agreement both in cash and in a form other than cash, the Company may, at its option and upon prior notice to Executive, withhold from such cash payments, or withhold from such payments in a form other than cash, or withhold from both.

          13.5 Severability. If any provision of this Agreement is held to be
               ------------
illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as shall be agreed upon by the Company and Executive.

          13.6 Captions. The captions of this Agreement are not part of
               --------
the provisions hereof and shall have no force or effect.

          13.7 Entire Agreement. This Agreement contains the entire agreement
               ----------------
between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

          13.8  Counterparts. This Agreement may be executed in separate
                ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          13.9  Representation. Executive represents and warrants that the
                --------------
performance of Executive's duties and obligations under this Agreement will not violate any agreement between Executive and any other Person.

          13.10 Survivorship. The respective rights and obligations of the
                ------------
parties under this Agreement shall survive any termination of this Agreement or Executive's employment hereunder for any reason to the extent necessary to the intended preservation of such rights and obligations.

                                 [END OF PAGE]
                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Executive has hereunto set his hand, and the Company has caused this Agreement to be executed in its name and on its behalf by its authorized representative, all as of the day and year first above written.



                              RADIO ONE, INC.,
                              a Delaware corporation



                              By: /s/ Alfred C. Liggins, III
                                 --------------------------------------------
                                 Name:  Alfred C. Liggins, III
                                 Title: Chief Executive Officer and President



                              EXECUTIVE:

                              /s/ Scott R. Royster
                              -----------------------------------------------
                                 Name: Scott R. Royster